UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2011

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000

Seattle, WA 98164

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 7, 2011, we were notified by the Defense Advanced Research Projects Agency (“DARPA”) that we had completed Milestone 9A under our DARPA Phase III High Productivity Computing Systems program agreement. The milestone was for $12,000,000 and, based on our level of spending for DARPA-related work, we expect that a majority, if not all, of the milestone amount will be credited against our research and development expenses in the first quarter of 2011 as part of this co-funding arrangement.

Additional information regarding our agreement with DARPA, as amended, can be found in our report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to our ability to credit a majority, if not all, of the milestone amount against our research and development expenses in the first quarter of 2011. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that our estimate of the future costs to complete work under the DARPA contract increases materially and causes us to not be able to credit the expected portion, or any, of the milestone amount against first quarter of 2011 expenses and such other risks as identified in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this report. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2011

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino
Vice President and General Counsel